                                                                   Exhibit 10.15



                           RECEIVABLES SALE AGREEMENT

                           dated as of August 10, 2000

                                      AMONG

                              JABIL CIRCUIT, INC.,
                                as an Originator,

                           JABIL CIRCUIT OF TEXAS, LP,
                                as an Originator

                                       AND

                         JABIL CIRCUIT FINANCIAL, INC.,
                                    as Buyer

                                Table of Contents

                                                                                     Page
                                                                                     ---
ARTICLE I
AMOUNTS AND TERMS .................................................................    1
     Section 1.1  Purchase of Receivables .........................................    1
     Section 1.2  Payment for the Purchase ........................................    3
     Section 1.3  Purchase Price Credit Adjustments ...............................    4
     Section 1.4  Payments and Computations, Etc ..................................    5
     Section 1.5  Transfer of Records .............................................    5
     Section 1.6  Characterization ................................................    5

ARTICLE II
REPRESENTATIONS AND WARRANTIES ....................................................    6

     Section 2.1  Representations and Warranties of Originators ...................    6

ARTICLE III
CONDITIONS OF PURCHASE ............................................................    9

     Section 3.1  Conditions Precedent to Purchase ................................    9
     Section 3.2  Conditions Precedent to Subsequent Payments .....................    9

ARTICLE IV
COVENANTS .........................................................................   10

     Section 4.1  Affirmative Covenants of Originators ............................   10
     Section 4.2  Negative Covenants of Originators ...............................   14

ARTICLE V
ADMINISTRATION AND COLLECTION .....................................................   15

     Section 5.1  Designation of Sub-Servicer .....................................   15
     Section 5.2  Collection Accounts .............................................   15
     Section 5.3  Responsibilities of Jabil and Originators .......................   15
     Section 5.4  Servicing Fees ..................................................   16

ARTICLE VI
TERMINATION EVENTS ................................................................   16

     Section 6.1  Termination Events ..............................................   16
     Section 6.2  Remedies ........................................................   17

ARTICLE VII
INDEMNIFICATION ...................................................................   17


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                                TABLE OF CONTENTS
                                   (continued)

                                                                                     Page
                                                                                     ----

     Section 7.1  Indemnities by Originators ......................................   17
     Section 7.2  Other Costs and Expenses ........................................   19

ARTICLE VIII
MISCELLANEOUS .....................................................................   19

     Section 8.1  Waivers and Amendments ..........................................   20
     Section 8.2  Notices .........................................................   20
     Section 8.3  Protection of Ownership Interests of Buyer ......................   20
     Section 8.4  Confidentiality .................................................   21
     Section 8.5  Bankruptcy Petition .............................................   21
     Section 8.6  CHOICE OF LAW ...................................................   21
     Section 8.7  CONSENT TO JURISDICTION .........................................   21
     Section 8.8  WAIVER OF JURY TRIAL ............................................   22
     Section 8.9  Integration; Binding Effect; Survival of Terms ..................   22
     Section 8.10 Counterparts; Severability; Section References ..................   22


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                             Exhibits and Schedules

EXHIBIT I         --       Definitions

EXHIBIT II        --       Principal Place of Business; Location(s) of Records; Federal
                           Employer Identification Number; Other Names

EXHIBIT III       --       Lock-Boxes; Collection Accounts; Collection Banks

EXHIBIT IV        --       Form of Compliance Certificate

EXHIBIT V         --       Credit and Collection Policy

EXHIBIT VI        --       Forms of Invoice

EXHIBIT VII       --       Form of Subordinated Note

EXHIBIT VIII      --       Form of Subscription Agreement

SCHEDULE A        --       List of Documents to Be Delivered to Buyer Prior to the
                           Purchase

SCHEDULE B       ----      Pending Litigation


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

                           RECEIVABLES SALE AGREEMENT

                  THIS RECEIVABLES SALE AGREEMENT, dated as of August 10, 2000 is by and among JABIL CIRCUIT, INC., a Delaware corporation ("Jabil"), JABIL CIRCUIT OF TEXAS, LP, a Florida limited partnership ("Jabil Texas," together with Jabil, each individually, an "Originator" and collectively, the "Originators"), and JABIL CIRCUIT FINANCIAL, INC., a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

                  Originators now own, and from time to time hereafter will own, Receivables. Originators wish to sell and assign to Buyer, and Buyer wishes to purchase from Originators, all of the applicable Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

                  Originators and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from the applicable Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originators and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originators.

                  Following the purchase of Receivables from Originators, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of August 10, 2000 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, as Seller and as Servicer, Jabil, as Sub-Servicer, Falcon Asset Securitization Corporation ("Falcon"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for Falcon and such Financial Institutions (in such capacity, the "Agent").

                                    ARTICLE I
                                AMOUNTS AND TERMS

                  Section 1.1       Purchase of Receivables.

                  (a) Effective on the date hereof, in consideration for the Purchase Price (which may be satisfied in connection with a capital contribution in accordance with Section 1.1(b)) and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator's right, title and interest in and to all Receivables originated by such Originator and existing as of the close of business on the Business Day immediately prior to the date hereof and all such Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of such Originator's right, title and interest in and to all Receivables originated by such Originator and existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof; provided, that, Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.2 (which may be satisfied in connection with a capital contribution made pursuant to Section 1.1(b)). In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originators deliver, and each Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

                  (b) Jabil may elect to forgive the Buyer's obligation to pay the Purchase Price for Receivables conveyed to Buyer from Jabil by making a capital contribution pursuant to the Subscription Agreement and thereby increasing the value of Jabil's equity interest in the Buyer. The Buyer agrees to offset the amount of such contributions against the Purchase Price for such Receivables. Any such capital contribution shall be agreed to in writing by Jabil and the Buyer on the Initial Cutoff Date or applicable Settlement Date, as applicable, and shall satisfy, and constitute the payment of, the payment of the Purchase Price for the Receivables so contributed. All of the Receivables so paid for through such offset shall constitute purchased Receivables hereunder and shall be subject to all of the representations, warranties and indemnities made hereunder.

                  (c) It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of "accounts" and "chattel paper" (as such terms are used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to
Section 1.3, the sale of Receivables hereunder is made without recourse to either Originator; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties and covenants made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of the applicable Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.


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

                  Section 1.2       Payment for the Purchase.

                  (a) The Purchase Price for the Purchase from each Originator of its respective Receivables in existence on the close of business on the Business Day immediately preceding the date hereof (the "Initial Cutoff Date"), if not satisfied in accordance with Section 1.1(b), shall be payable in full by Buyer to each Originator on the date hereof, and shall be paid to each Originator in the following manner:

                  (i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; provided that a portion of such funds owed to Jabil shall be offset by amounts owed by Jabil to Buyer on account of the issuance of equity in the manner contemplated in the Subscription Agreement and having, when combined with the value of the cash and Receivables then owned by the Buyer, a total value of not less than the Required Capital Amount, and

                  (ii) the balance, by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (each a "Subordinated Loan") in an amount not to exceed the least of (i) the remaining unpaid portion of such Purchase Price, (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount and (iii) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loans (including the Subordinated Loans proposed to be made on such date). Each Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note made payable to and delivered to such Originator an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the applicable Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

                  (b) With respect to any Receivables coming into existence after the date hereof, on each Settlement Date, Buyer shall pay the Purchase Price therefor (if not satisfied in accordance with Section 1.1(b)) in accordance with Section 1.2(c) and in the following manner:

                           first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand; and


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

                           second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii).

Subject to the limitations set forth in Section 1.2(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans made by each Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of the applicable Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

                  (c) Although the Purchase Price for each Receivable coming into existence after the date hereof shall be due and payable in full by Buyer to the applicable Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and each Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under each Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by Jabil to Buyer made pursuant to Section 1.1(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

                  Section 1.3 Purchase Price Credit Adjustments. If on any day:

                  (a)      the Outstanding Balance of a Receivable is:

                  (i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by the applicable Originator (other than cash Collections on account of the Receivables),

                  (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (b) any of the representations and warranties set forth in Article II are no longer true with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the Original Balance of the Receivables of the applicable Originator coming into existence on any day, then such Originator shall pay the remaining amount of such Purchase Price Credit in cash promptly thereafter, provided that if the Termination Date has not occurred, the applicable Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.


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

                  Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 1.5       Transfer of Records.

                  (a) In connection with the Purchase of Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator's right and title to and interest in the Records (other than Contracts) relating to all of its Receivables sold hereunder and all rights (with respect to enforcement or otherwise) under the Contracts relating to all of its Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, each Originator hereby grants to each of Buyer, the Agent and the Servicer upon the occurrence of an Amortization Event under the Purchase Agreement, an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such Originator to such grant of the license described herein be required, such Originator hereby agrees that upon the request of Buyer (or the Agent as Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms. Upon the termination of this Agreement any such software used by the Buyer, the Agent or the Servicer during the term of this Agreement shall be returned to the applicable Originator.

                  (b) Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 1.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(c), any sale or contribution by either Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true


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

sale thereof, such Originator hereby grants to Buyer a duly perfected security interest in all of such Originator's right, title and interest in, to and under the following assets, now existing or hereafter arising: (i) all Receivables originated by it, (ii) the Collections, (iii) each Lock-Box, (iv) each Collection Account, (v) all Related Security, (vi) all other rights and payments relating to such Receivables, (vii) all proceeds of any of the foregoing, and
(viii) all other assets in which the Seller has acquired, may hereafter acquire and/or purports to have acquired an interest hereunder, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of an Termination Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of Originators. Each Originator hereby represents and warrants, as to itself, to Buyer that:

                  (a) Corporate Existence and Power. It is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power, corporate or otherwise, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                  (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, such Originator's use of the proceeds of the Purchase made hereunder, are within its powers and authority, corporate or otherwise, and have been duly authorized by all necessary action, corporate or otherwise, on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

                  (c) No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation, by-laws or limited partnership agreement (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on any assets of such Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution


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

and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. Other than as disclosed on Schedule A, there are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of the Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. At the time each Receivable originated by it came into existence, such Originator shall be the legal and beneficial owner of each such Receivables and Related Security with respect thereto, free and clear of any Adverse Claim (other than the CISCO Receivables), except as created by the Transaction Documents.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) legal and equitable title to, with the right to sell and encumber each Receivable originated by it existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than the CISCO Receivables), except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections. Each Contract which is "chattel paper" within the meaning of Section 9-105 of the UCC of all applicable jurisdictions has been stamped


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

to reflect the fact that the Receivable and related rights arising under such Contract has been assigned to Buyer.

                  (k) Places of Business. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number is correctly set forth on Exhibit II.

                  (l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.

                  (m) Material Adverse Effect. Since August 31, 1999 no event has occurred that would have a Material Adverse Effect.

                  (n) Names. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which such Originator has executed this Agreement.

                  (o) Ownership of Buyer. Jabil owns, directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

                  (p) Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract and Invoice related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract or Invoice is in violation of any such law, rule or regulation.

                  (r) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract and Invoice, and has not made any change to such Credit and Collection Policy, other than as permitted under Section 4.2(c) and in compliance with the notification requirements in Section 4.1(a)(vii).


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

                  (s) Payments to Originators. With respect to each Receivable originated by it and transferred to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

                  (t) Enforceability of Invoice. Each Invoice with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date it came into existence was an Eligible Receivable on such date.

                  (v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.

                  (w) No Adverse Selection. To the extent that such Originator has retained Receivables that would be Eligible Receivables but which have not been transferred to Buyer hereunder, such Originator has not selected those Receivables to be transferred hereunder in any manner that materially adversely affects Buyer.

                  (x) Compliance with Representations. On and as of the date of the Purchase and on and as of each subsequent date each Receivable came into existence, such Originator hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of each such date (and after giving effect to all Receivables in existence on each such date) as though made on and as of each such date.

                                   ARTICLE III
                             CONDITIONS OF PURCHASE

                  Section 3.1 Conditions Precedent to Purchase. The Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on Schedule B and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

                  Section 3.2 Conditions Precedent to Subsequent Payments. Buyer's obligation to pay for Receivables coming into existence after the date hereof shall be subject to the further conditions precedent that (a) the Termination Date shall not have occurred; and (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request. Each Originator represents and warrants that the representations and warranties set forth in Article II are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.

                                   ARTICLE IV
                                    COVENANTS

                  Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants, as to itself, as set forth below:

                  (a) Reporting. Such Originator will maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Buyer (or its assigns):

                  (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Jabil for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by independent public accountants acceptable to Buyer (or its assigns).

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Jabil as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Jabil for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Jabil's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Jabil copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and reports which such Originator or any of its Subsidiaries files with the Securities and Exchange Commission and which are delivered to the "Banks" and the "Agent" under (and as defined in) the Jabil Loan Agreement.

                  (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Falcon, copies of the same.

                  (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

                  (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

                  (b) Notices. Such Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.

                  (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against such Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their respective Subsidiaries exceeds $5,000,000, or (2) the institution of any litigation, arbitration proceeding or governmental proceeding against such Originator which could reasonably be expected to have a Material Adverse Effect.

                  (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

                  (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other material financing arrangement pursuant to which such Originator is a debtor or an obligor.

                  (v) Downgrade of Jabil. Any downgrade in the rating of any Indebtedness of Jabil by Standard and Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                  (vi) Jabil Mexico. As soon as such Originator becomes aware thereof, notice of any action taken by Jabil Mexico or any other Person to assert any claim against any property of Jabil or Jabil Mexico located in Mexico.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Such Originator will preserve and maintain its corporate or partnership existence, as the case may be, rights, franchises and privileges in the jurisdiction of its organization and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted.

                  (d) Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to its Receivables and the Related Security, including, without limitation, the related Contracts and Invoices, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or its Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and Invoices and, in each case, with any of the officers or employees of such Originator having knowledge of such matters; provided that such Originator shall not be required to pay for the costs of such audit if (i) collectively, the Originators have paid the costs of at least three other audits occurring during the nine month period immediately preceding such audit, (ii) no Termination Event has occurred and (iii) the results of the previous audits were acceptable to Buyer (or its assigns).

                  (e)      Keeping and Marking of Records and Books.

                  (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing its Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables originated by it (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Such Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to its Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in such Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns) at any time following the occurrence of an Amortization Event under the Purchase Agreement, (x) mark each Contract and Invoice related to its Receivables with a legend describing Buyer's ownership interests in its Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all such Contracts and Invoices (including, without limitation, all multiple originals of any such Contract and Invoice) relating to its Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the applicable Contracts related to its Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract and Invoice. Such Originator will pay when due any taxes payable in connection with its Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

                  (g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables originated by it, and the Related Security and the Collections with respect thereto, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns), and with respect to the CISCO Receivables, other than the Adverse Claim in favor of CISCO Systems, Inc., (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action, including the stamping of all Contracts constituting "chattel paper" within the meaning of
Section 9-105 of the UCC with a notation describing such assignment, to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

                  (h) Purchasers' Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

                  (i) Collections. Such Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account owned by it to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

                  (j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing.

                  (k) Insurance. Such Originator will maintain in effect, or cause to be maintained in effect, at such Originator's own expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgement. Buyer (or its assigns) and the Agent, for the benefit of the Purchasers, shall be named as additional insureds with respect to all such liability insurance maintained by such Originator. Such Originator will pay or cause to be paid, the premiums therefor and deliver to Buyer and the Agent evidence satisfactory to Buyer and the Agent of such insurance coverage. Copies of each policy shall be furnished to Buyer, the Agent and any Purchaser in certificated form upon Buyer's, the Agent's or such Purchaser's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, such Originator's obligations hereunder.

                  Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants, as to itself, that:

                  (a) Name Change, Offices and Records. Such Originator will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Buyer (or its assigns) at least forty-five (45) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Contracts, Invoices and Credit and Collection Policy. Such Originator will not amend, modify or otherwise make any change to the Credit and Collection Policy or any Contract or Invoice that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Sub-Servicer pursuant to Article V of this Agreement and Article VIII of the Purchase Agreement, Jabil will not extend, amend or otherwise modify the terms of any Receivable or any Invoice related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable (other than the CISCO Receivables), Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any

Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originators will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory which gives rise to a Receivable. The provisions of this Section 4.2(d) shall not become effective until Section 5.2(l) of the Jabil Loan Agreement is amended (or otherwise modified or waived in writing) to permit such provisions.

                  (e) No Adverse Selection. To the extent that such Originator has retained Receivables that would be Eligible Receivables but which have not been transferred to Buyer hereunder, such Originator will not select those Receivables to be transferred hereunder in any manner that materially adversely affects Buyer.

                  (f) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of its Receivables and the Related Security by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of such Receivables and the Related Security by such Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                    ARTICLE V
                          ADMINISTRATION AND COLLECTION

                  Section 5.1 Designation of Sub-Servicer. Jabil has been designated, and has agreed to act as, sub-servicer ("Sub-Servicer") for Buyer in Buyer's capacity as Servicer pursuant to the terms of the Purchase Agreement and to perform all of the duties and obligations of the Servicer set forth herein and in the Purchase Agreement with respect to the Receivables, Related Security related thereto and Collections thereof.

                  Section 5.2 Collection Accounts. Each Originator hereby transfers to Buyer the exclusive ownership and control of each Lock-Box and Collection Account owned by it. Each Originator hereby authorizes Buyer, and agrees that Buyer shall be entitled to (i) endorse such Originator's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of Buyer.

                  Section 5.3 Responsibilities of Jabil and Originators. Anything herein to the contrary notwithstanding, the exercise by Buyer (or its assignees) of its rights hereunder shall not release the Sub-Servicer, or either Originator from any of their duties or obligations with respect to any Receivables or under the related Contracts or Invoices. Buyer shall have no obligation or liability with respect to any Receivables or related Contracts or Invoices, nor shall Buyer be obligated to perform the obligations of Jabil or either Originator.

                  Section 5.4 Servicing Fees. In consideration of the Sub-Servicer's agreement to perform the duties and obligations of the Servicer under the Purchase Agreement, Buyer hereby agrees that, so long as Jabil shall continue to perform as Sub-Servicer hereunder, Buyer shall pay over to Jabil a fee on the first calendar day of each month, in arrears for the immediately preceding month, equal to the actual servicing costs of the Sub-Servicer during such month plus 5% of such actual servicing costs, as compensation for its servicing activities.

                                   ARTICLE VI
                               TERMINATION EVENTS

                  Section 6.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                  (a) Either Originator shall fail (i) to make any payment or deposit required hereunder when due, (ii) to observe or perform any covenant set forth in Section 4.2 and such failure shall continue for three (3) consecutive Business Days or (iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clauses (i) and (ii) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days.

                  (b) Any material representation, warranty, certification or statement made by either Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

                  (c) Failure of either Originator to pay any Indebtedness when due, which individually or together with other such Indebtedness as to which any such failures exists has an aggregate outstanding principal amount in excess of $10,000,000; or the default by either Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of either Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) Either Originator or any of its respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against either Originator or any of its respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) either Originator or any of its respective Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clause (i) of this subsection (d). For the purposes of this Section 6.1(d), "Subsidiary" shall exclude a Subsidiary which (i) is not engaged in any business activity and (ii) has no Subsidiaries engaged in any business activity.

                  (e) One or more final judgments for the payment of money in any amount of $10,000,000 or more individually or in the aggregate, shall be entered against either Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

                  Section 6.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originators and
(ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to Originators. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator, jointly and severally, hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

                  (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (iii) taxes imposed by the United States, by the jurisdiction in which such Indemnified Party's principal executive office is located, or by any other jurisdiction in the United States where such Indemnified Party has established a taxable nexus other than in connection with the transactions contemplated by this Agreement, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization, but not including any such taxes resulting from the adoption after the date hereof of any law or any amendment or change in the interpretation of any existing or future law that subjects such Indemnified Party to taxes that would not be imposed by any law or the interpretation thereof existing on the date hereof (except for changes in the rate of such taxes);

provided, however, that nothing contained in this sentence shall limit the liability of Originators or limit the recourse of Buyer to Originators for amounts otherwise specifically provided to be paid by Originators under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Originator shall, jointly and severally, indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

                  (i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable, Contract or Invoice related thereto, or the nonconformity of any Receivable, Contract or Invoice included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract or Invoice;

                  (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract, Invoice or any Receivable;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Invoice or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (ix)     any Termination Event described in Section 6.1(d);

                  (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

                  (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws or the failure to stamp each Contract constituting "chattel paper" within the meaning of Section 9-105 of the UCC with a notation describing the assignments to Buyer with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

                  (xii) any action or omission by such Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;

                  (xiii) the operations of Jabil Mexico and the enforcement of the Agent's and the Purchaser's rights under the Estoppel Letter; and

                  (xiv) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action.

                  Section 7.2 Other Costs and Expenses. Originators shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originators shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.1       Waivers and Amendments.

                  (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

                  Section 8.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 8.2.

                  Section 8.3       Protection of Ownership Interests of Buyer.

                  (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at the applicable Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables originated by such Originator of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee. Such Originator shall, at the request of Buyer (or its assigns) withhold the identity of Buyer in any such notification.

                  (b) If either Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by the applicable Originator as provided in Section 7.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and

(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 8.4       Confidentiality.

                  (a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and Falcon and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that (i) such Originator and its officers and employees may disclose such information to such Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding and (ii) such Originator and its officers and employees may disclose the Transaction Documents, other than the Fee Letter and the Concentration Limit Letter Agreement (or any information contained in the Fee Letter or the Concentration Limit Letter Agreement that may also be contained in any other Transaction Document), to any institution providing financial services to such Originator, pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent (as assignee of Buyer).

                  (b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Falcon by each other, (ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Falcon or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  Section 8.5 Bankruptcy Petition. Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 8.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

                  Section 8.7 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY

UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND SUCH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST EACH ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY EITHER ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                  Section 8.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATORS PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 8.9       Integration; Binding Effect; Survival of
Terms.

                  (a) This Agreement, the Subordinated Notes, the Subscription Agreement and each Collection Account Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by either Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VII, and Section 8.5 shall be continuing and shall survive any termination of this Agreement.

                  Section 8.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this

Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first set forth herein.

                                  JABIL CIRCUIT, INC.


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

                                            Address: 10560 9th Street North
                                                     St. Petersburg, FL 33716
                                                     Attn: Forbes Alexander,
                                                              Treasurer
                                                     cc: General Counsel
                                                Fax: (727) 579-8529

                                  JABIL CIRCUIT OF TEXAS, LP

                                      By: Jabil Texas Holdings, LLC,
                                      its sole General Partner

                                               By: Jabil Circuit, Inc.
                                               its sole Manager and Member


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

                                            Address: 10800 Roosevelt Blvd.
                                                     St. Petersburg, FL 33716
                                                     Attn: Forbes Alexander
                                                     cc: General Counsel
                                                Fax: (727) 579-8529

                                  JABIL CIRCUIT FINANCIAL, INC.


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:


                                            Address: 300 Delaware Avenue
                                                     Suite 12119
                                                     Wilmington, DE 19801
                                                     Attn: Linda S. Bubacz,
                                                            Assistant Treasurer
                                                     Fax: (302) 552-3128

                                    EXHIBIT I

                                   Definitions

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

                  "Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Agreement" means this Agreement.

                  "Authorized Officer" means, with respect to an Originator, its corporate controller or chief financial officer.

                  "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by Bank One from time to time, changing when and as such rate changes.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

                  "Buyer" has the meaning set forth in the preamble to the Agreement.

                  "Calculation Period" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

                  "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Jabil, (ii) Jabil shall cease to own, free and clear of all Adverse Claims, directly or indirectly, all of the outstanding partnership interests in Jabil Texas or (iii) Jabil shall cease to own directly, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Buyer.

                  "CISCO Receivable" means a Receivable for which the Obligor is CISCO Systems, Inc.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield,

Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "Contract" means, with respect to any Receivables, any and all instruments, agreements or other writings (other than the related Invoice) pursuant to which such Receivable arises or which evidences such Receivable.

                  "Credit and Collection Policy" means the Originators' credit and collection policies and practices relating to Contracts, Invoices and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

                  "Default Fee" means a per annum rate of interest equal to the sum of (i) the Base Rate, plus (ii) 2% per annum.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

                  "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originators and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which Originators and Buyer agree to make such change.

                  "Falcon" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended and any successor statute thereto.

                  "Finance Charges" means, with respect to a Receivable, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to the related Contract and Invoice.

                  "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.

                  "Invoice" means, with respect to any Receivable, an invoice in substantially the form of one of the form invoices set forth on Exhibit VI hereto or otherwise approved by the Buyer (and its assigns) in writing.

                  "Jabil" means Jabil Circuit, Inc., a Delaware corporation, together with its successors and permitted assigns.

                  "Jabil Loan Agreement" means that certain Amended and Restated Loan Agreement dated as of April 7, 2000 among Jabil, certain borrowing subsidiaries, the banks named therein, Bank One, NA, as Administrative Agent thereunder, and SunTrust Bank, as Syndication Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Jabil Mexico" means Jabil Circuit de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico as a Sociedad Anonima de Capital Variable.

                  "Jabil Texas" means Jabil Circuit of Texas, LP, a Florida limited partnership, together with its successors and permitted assigns.

                  "JCFI" means Jabil Circuit Financial, Inc., a Delaware corporation, together with its successors and permitted assigns.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of either Originator and its respective Subsidiaries, (ii) the ability of either Originator to perform its respective obligations under the Agreement or any other Transaction Document,
(iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) either Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Net Value" means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Aggregate Reserves.

                  "Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "Obligor" means a Person obligated to make payments pursuant to a Contract and/or Invoice.

                  "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

                  "Originator" and "Originators" have the meanings set forth in the preamble to the Agreement.

                  "Potential Termination Event" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

                  "Purchase" means the purchase under the Agreement by Buyer from the applicable Originator of the Receivables originated by such Originator, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

                  "Purchase Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Purchase Price" means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to the applicable Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer by such Originator on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.

                  "Purchase Price Credit" has the meaning set forth in Section
1.3 of the Agreement.

                  "Purchaser" means Falcon or a Financial Institution, as applicable.

                  "Receivable" means all indebtedness and other obligations owed to the applicable Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which the Buyer or the applicable Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by the applicable Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual Invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or the applicable Originator treats such indebtedness, rights or obligations as a separate payment obligation.

                  "Records" means, with respect to any Receivable, all Contracts, Invoices, and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "Related Security" means, with respect to any Receivable:

                  (i) all of the applicable Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all service contracts and other contracts and agreements associated with such Receivable,

                  (v) all Records (other than Contracts) related to such Receivable and all rights (with respect to enforcement or otherwise) under the Contracts related to such Receivable, and

                  (vi)     all proceeds of any of the foregoing.

                  "Required Capital Amount" means, (i) as of any date prior to the date of the initial Incremental Purchase under the Purchase Agreement, $20,000 and (ii) as of any date of determination on or after the date of the initial Incremental Purchase under the Purchase Agreement, an amount equal to the greater of (A) the twenty-four month rolling average of Dilutions and (B) three percent (3%) of the Purchase Limit under the Purchase Agreement at such time.

                  "Settlement Date" means the fifth (5th) Business Day of each month, or such day as the Buyer shall otherwise determine, and if such day is not a Business Day, the next succeeding Business Day.

                  "Subordinated Loan" has the meaning set forth in Section 1.2(a) of the Agreement.

                  "Subordinated Note" means a promissory note in substantially the form of Exhibit VII hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Subscription Agreement" means that certain Stockholder and Subscription Agreement, dated as of even date herewith, between Jabil and Buyer, substantially in the form of Exhibit VIII hereto.

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  "Termination Date" means the earliest to occur of (i) the date on which the Buyer specifies upon at least 10 days' written notice, (ii) the Business Day specified in a written notice from Buyer to Originators following the occurrence of any Termination Event, and
(iii) the date on which the Buyer and the Originators mutually agree this Agreement shall terminate; provided, that in no event shall the Termination Date occur prior to the date on which the Purchase Agreement terminates.

                  "Termination Event" has the meaning set forth in Section 6.1 of the Agreement.

                  "Transaction Documents" means, collectively, this Agreement, each Collection Account Agreement, the Subordinated Notes, the Subscription Agreement, the Performance Undertaking, the Estoppel Letter and all other instruments, documents and agreements executed and delivered in connection herewith.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                    Places of Business; Locations of Records;
             Federal Employer Identification Number(s); Other Names

JABIL CIRCUIT, INC.
Federal Employer Identification number: 38-1886260.
Records are located at the places of business below:

FLORIDA
10560 Ninth Street North
St. Petersburg, Florida 33716

SAN JOSE, CALIFORNIA
30 Great Oaks Boulevard
San Jose, California 95119

IDAHO
1303 East Central Drive
Meridian, Idaho 83642

MASSACHUSETTS
495R Billerica Avenue
Billerica, Massachusetts 01862

MICHIGAN
1700 Atlantic Boulevard
Metro North Technology Park
Auburn Hills, Michigan 48326

GUADALAJARA, MEXICO
C/O Jabil Circuit de Mexico SA de CV
Avenida Valdepenas #1993
Lomas de Zapopan 45130
Zapopan, Jalisco, Mexico

JABIL CIRCUIT OF TEXAS, LP
Federal Employer Identification number: 59-3583292
Records are located at the places of business below:
10800 Roosevelt Blvd
St, Petersburg, FL  33716
Places of Business:

                                   EXHIBIT III

                Lock-boxes; Collection Accounts; Collection Banks

   Collection Bank         Lockbox address                          Related Collection Account
   ---------------         ---------------                          --------------------------

Bank One, NA            PO Box 70914                     55-95649 Jabil Circuit Financial, Inc. (Michigan)
                        Chicago, IL 60673-0914

Bank One, NA            PO Box 70870                     55-95533 Jabil Circuit Financial, Inc. (Florida)
                        Chicago, IL  60673-0870

Bank One, NA            PO Box 93303                     51-00046 Jabil Circuit Financial, Inc. (Guadalajara)
                        Chicago, IL 60673-3303

Bank One, NA            PO Box 21011                     51-23046 Jabil Circuit Financial, Inc. (Idaho)
                        Chicago IL 60673-1011

Bank One, NA            PO Box 13506                     10-10800 Jabil Circuit Financial, Inc. (Massachusetts)
                        Newark, NJ  07188-0506

Bank One, NA            PO Box 100716                    51-34919 Jabil Circuit Financial, Inc. (California)
                        Pasadena, CA 91189-0716

                                   EXHIBIT IV

                         Form of Compliance Certificate

                  This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of August 10, 2000, between Jabil Circuit, Inc. ("Jabil"), Jabil Circuit of Texas, LP ("Jabil Texas") and Jabil Circuit Financial, Inc. ("Buyer") (the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.       I am the duly elected ______________ of [Jabil][Jabil
Texas].

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [Jabil][Jabil Texas] and its Subsidiaries during the accounting period covered by the attached financial statements.

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

                  4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which [Jabil][Jabil Texas] has taken, is taking, or proposes to take with respect to each such condition or event:

                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______, 20__.

                                    ------------------------------------
                                                   [Name]

                                    EXHIBIT V

                          Credit and Collection Policy

                                   (Attached.)

                                   EXHIBIT VI

                                Forms of Invoice

                                   (Attached.)

                                   EXHIBIT VII

                            Form of Subordinated Note

                                   (Attached.)

                                SUBORDINATED NOTE

                                                                 August 10, 2000

                  1. Note. FOR VALUE RECEIVED, the undersigned, Jabil Circuit Financial, Inc., a Delaware corporation ("JCFI"), hereby unconditionally promises to pay to the order of [Jabil Circuit, Inc., a Delaware corporation ("Jabil")], in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) [Jabil] has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Jabil to JCFI pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of August 10, 2000 between [Jabil] and JCFI (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to
Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

                  2. Interest. JCFI further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; provided, however, that if JCFI shall default in the payment of any principal hereof, JCFI promises to pay, on demand, interest at the rate of the Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that JCFI may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  3. Principal Payments. [Jabil] is authorized and directed by JCFI to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by JCFI, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Jabil to make any such entry or any error therein shall expand, limit or affect the obligations of JCFI hereunder.

                  4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of JCFI's recourse obligations under that certain Receivables Purchase Agreement dated as of August 10, 2000 by and among JCFI, as seller and as servicer, Jabil, as sub-servicer, Falcon Asset Securitization Corporation ("Falcon"), certain entities party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago), as Agent (the "Agent") for Falcon and the Financial Institutions (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of JCFI, the Servicer and the Sub-Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Jabil shall not demand, accelerate, sue for, take, receive or accept from JCFI, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Jabil hereby agrees that it will not institute against JCFI any proceeding of the type described in Section 6.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict JCFI from paying, or Jabil from requesting, any payments under this Subordinated Note so long as JCFI is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Jabil in violation of the immediately preceding sentence, Jabil agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

                  5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 6.1(d) of the Sale Agreement involving JCFI as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "CP Costs" and "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Jabil is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of JCFI of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

                  7. GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE

STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

                  8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Jabil additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                  9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party without the prior written consent of the Agent, and any such attempted transfer shall be void.

                                     JABIL CIRCUIT FINANCIAL, INC.


                                     By:
                                        ----------------------------------------
                                        Title:

                                    Schedule
                                       to
                                SUBORDINATED NOTE

                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date                        Amount of                  Amount of                Unpaid
                           Subordinated                Principal              Principal            Notation made
                               Loan                       Paid                 Balance                   by

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

----------------    ---------------------------    -------------------    -------------------    -------------------

                                  EXHIBIT VIII

                         Form of Subscription Agreement

                                   (Attached.)

                                   SCHEDULE A

                               PENDING LITIGATION

None.

                                   SCHEDULE B

                       DOCUMENTS TO BE DELIVERED TO BUYER
                           ON OR PRIOR TO THE PURCHASE

                                   (Attached.)